UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 28, 2021

DIME COMMUNITY BANCSHARES, INC.
(Exact name of the registrant as specified in its charter)

New York	001-34096	11-2934195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

898 Veterans Memorial Highway, Suite 560
Hauppauge, New York	11788
(Address of principal executive offices)	(Zip Code)

(631) 537-1000
(Registrant’s telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	DCOM	The NASDAQ Stock Market LLC
Preferred Stock, Series A, $0.01 Par Value	DCOMP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 28, 2021, Dime Community Bancshares, Inc. (the “Company”) and its wholly-owned subsidiary, Dime Community Bank (the Bank”), entered into an amendment to the employment agreements (together, the “Amendments”) with each of Kevin M. O’Connor, Chief Executive Officer of the Company and the Bank, Stuart H. Lubow, President of the Company and the Bank,  Avinash Reddy, Senior Executive Vice President and Chief Financial Officer of the Company and the Bank, and Conrad J. Gunther, Executive Vice President and Chief Lending Officer of the Company and the Bank (each, an “Executive”).  The Amendment deletes a provision in each Executive’s employment agreement that would reduce payments to the Executive under certain circumstances in the event of a change in control of the Company within twenty-four months following the date of the merger of equals between Bridge Bancorp, Inc. and legacy Dime Community Bancshares, Inc., which occurred on February 1, 2021.
The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the form of Amendment which is attached hereto as Exhibit 10.1 of this Current Report on Form 8-K and is incorporated by reference into this Item 5.02.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.
10.1	Form of Amendment to Employment Agreement entered into with Kevin M. O’Connor, Stuart H. Lubow, Avinash Reddy and Conrad J. Gunther

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DIME COMMUNITY BANCSHARES, INC.

DATE: June 28, 2021	By: /s/ Patricia M. Schaubeck
Patricia M. Schaubeck
Executive Vice President, General Counsel and Corporate Secretary